UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2005

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

This Amendment No. 1 to Group 1 Automotive, Inc.’s Current Report on Form 8-K filed December 21, 2005, amends Item 1.01 of such Form 8-K to correct an inadvertent error in the description of the percentage amount of bonus which may be earned by certain of Group 1’s executive officers. The section entitled "Executive Compensation—EPS Goals" in Item 1.01 of such Form 8-K is hereby restated in its entirety as follows:

• EPS Goals. Under this portion of the bonus program, bonuses are paid based on the achievement of specified levels of earnings per share for 2006, as adjusted in the Compensation Committee’s sole discretion for extraordinary or unusual items included in Group 1’s operating results. Depending on the earnings per share target that is achieved:

- Earl J. Hesterberg, our President and Chief Executive Officer, may earn a bonus of up to 60% of his base salary for the period from April 21, 2006 to December 31, 2006. Under the terms of his employment agreement with the Company, Mr. Hesterberg's bonus for the 12 months ending April 20, 2007 is subject to a minimum guarantee, as more fully described in the Company's Current Report on Form 8-K filed March 16, 2005.

- John T. Turner, our Executive Vice President, may earn a bonus of up to 60% of his base salary; and

- John C. Rickel, our Senior Vice President and Chief Financial Officer, may earn a bonus of up to 60% of his base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

February 2, 2006	By:	John C. Rickel

Name: John C. Rickel
Title: Senior Vice President & Chief Financial Officer